Exhibit 99.1

ASTRA TAKES ACTION TO PROTECT SHAREHOLDERS AGAINST POTENTIAL ILLEGAL TRADING ACTIVITIES

Initial ShareIntel Analysis Identifies Trade Imbalances

ALAMEDA, California — April 13, 2023 — Astra Space, Inc. (“Astra”) (Nasdaq: ASTR) today announced that it has taken initial steps to mitigate potential illegal short selling in its shares, including providing notices to the respective Chief Compliance Officers of certain broker-dealers identified in analysis performed by ShareIntel-Shareholder Intelligence Services, LLC (“ShareIntel”).

As announced on March 10, 2023, Astra engaged ShareIntel to help uncover and address potential trading abnormalities in an effort to ensure that those brokering and trading Astra’s stock are compliant with FINRA and SEC rules and regulations governing short selling.

ShareIntel’s analysis has identified trade imbalances in the trading of Astra’s shares, which are potentially material relative to Astra’s public float and average trading volume. These imbalances may be the by-product of illegal trading activity and may be an indication that certain individuals and/or companies may have sold (but not delivered) a significant number of shares of Astra’s Class A common stock.

“Based on the findings of ShareIntel’s analysis, we are deeply concerned that Astra may have been the target of a market manipulation scheme involving illegal short selling. Astra is committed to protecting our investors and maximizing shareholder value and we will take all actions necessary to ensure that Astra is not the target of market manipulation,” said Chris Kemp, Founder, Chairman and CEO.

“ShareIntel tracks and monitors critical broker-dealer and shareholder movements,” said David Wenger, President and Chief Executive Officer of ShareIntel. “We look forward to continuing efforts to help Astra identify parties to potential abusive short selling, implement action plans to mitigate such activity, and help maximize shareholder ownership transparency.”

About Astra Space, Inc.

Astra’s mission is to improve life on Earth from space® by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch services of any operational launch provider in the world, and one of the industry’s first flight-proven electric propulsion systems for satellites, Astra Spacecraft Engine™. Astra delivered its first commercial launch to low Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

About ShareIntel-Shareholder Intelligence Service, LLC

SIS is a patented compliance driven SAAS retained by public companies to track shareholder ownership, monitor critical broker-dealer and shareholder movement. DRIL-Down™ identifies participants to abusive and illegal short selling providing actionable intelligence. www.shareintel.com

Safe Harbor

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) our failure to meet projected development and delivery targets, including as a result of the decisions of governmental authorities or other third parties not within our control or delays associated with our move-in to our new production facility; (ii) changes in applicable laws or regulations; (iii) the ability of the Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors and (vi) other risks and uncertainties described discussed from time to time in other reports and other public filings with the Securities and Exchange Commission, including our registration statements, annual reports and quarterly reports.

Exhibit 99.1

Investor Contact:

investors@astra.com

Media Contact:

press@astra.com